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                  [Heller Ehrman White & McAuliffe Letterhead]








                                September 8, 1999









F5 Networks, Inc.
200 First Avenue West, Suite 500
Seattle, Washington  98119


Dear Ladies and Gentlemen:

         This opinion is delivered in our capacity as counsel to F5 Networks, Inc., a Washington corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-1 (the "Registration Statement") relating to (i) the authorization and issuance of 500,000 shares of common stock, no par value, of the Company (the "Issuer Shares") and (ii) the sale of 1,500,000 shares of the Company's common stock, no par value (the "Selling Shareholder Shares") by certain shareholders of the Company (the "Selling Shareholders"). The Issuer Shares and the Selling Shareholder Shares will be sold pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into between the Company (selling shareholders) and Hambrecht & Quist LLC (the "Representative"), as representative of the underwriters (the "Underwriters") listed on Schedule I to the Underwriting Agreement.

                                       I.


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        We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents, instruments and certificates:

        (a) The Registration Statement;

        (b) The form of the proposed Underwriting Agreement;

        (c) The Articles of Incorporation (including all amendments thereto and restatements thereof) of the Company certified by the Washington Secretary of State as of September 8, 1999, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

        (d) The Bylaws of the Company (and all amendments thereto) certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

        (e) A Certificate of Existence/Authorization relating to the Company issued by the Washington Secretary of State dated September 8, 1999;

        (f) Records of the corporate proceedings of the Company certified to us by an officer of the Company constituting all records of proceedings and actions of the Company's board of directors relating to the transactions contemplated by the Underwriting Agreement and the issuance of the Selling Shareholder Shares by the Company to the Selling Shareholders; and

        (g) Certificates of officers of the Company as to certain factual matters.

        We have also assumed that the Issuer Shares will be duly executed, authenticated and delivered on behalf of the Company prior to their issuance against the consideration therefor to be set forth in a supplement or supplements to the prospectus constituting a part of the Registration Statement. In addition, we have also assumed that the Registration Statement will have been declared effective by the Securities and Exchange Commission prior to, and will continue to be effective at the time of, the issuance of the Issuer Shares.

                                       II.

        This opinion is limited to the federal laws of the United States of America and the corporate law of the State of Washington, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any statute, rule, regulation,


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ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

                                      III.

         Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of our opinion, and subject to the limitations and qualifications expressed below, it is our opinion that:

         1. When the Issuer Shares are sold to the Underwriters and paid for pursuant to the terms of the Underwriting Agreement, the Issuer Shares will be duly authorized, validly issued and fully paid and non-assessable.

         2. The Selling Shareholder Shares are validly issued and nonassessable.

                                       IV.

         We hereby consent to the filing of this opinion as an exhibit to, and to the use of this opinion in connection with, the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus constituting a part of the Registration Statement.

         This opinion is rendered to you and to purchasers of the Securities offered by you pursuant to the Registration Statement and is solely for the benefit of you and such purchasers. This opinion may not be relied upon by any other person, firm, corporation or other entity without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.


                                             Very truly yours,

                                             HELLER EHRMAN WHITE & McAULIFFE
                                             /s/ Heller Ehrman White & McAuliffe


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